                                                                    EXHIBIT 20.2

SLIDE 1 OF 13

               [FORD LOGO]

                                                       [VOLVO LOGO]

                         FORD REACHES AGREEMENT TO BUY
                              VOLVO'S CAR BUSINESS

SLIDE 2 OF 13

                         OVERVIEW OF FORD MOTOR COMPANY

-    WORLD'S MOST PROFITABLE AUTOMAKER WITH STRONG FINANCIAL RESOURCES

-    WORLD'S LARGEST TRUCK MANUFACTURER AND SECOND LARGEST CAR & TRUCK
     MANUFACTURER

-    MANUFACTURING, VEHICLE ASSEMBLY, OR SALES OPERATIONS IN MORE THAN 30
     COUNTRIES

- WORLDWIDE VEHICLE SALES OF 6.8 MILLION UNITS THROUGH A NETWORK OF 15,800 DEALERS IN OVER 200 COUNTRIES

-    DIVERSE, GLOBAL TEAM OF 364,000 EMPLOYEES

- ANNUAL SALES OF $144 BILLION -- RANKS FORD 2ND ON FORTUNE 500 LIST OF LARGEST COMPANIES

SLIDE 3 OF 13

                        FORD MOTOR COMPANY INCLUDES SIX
                         GREAT AUTOMOTIVE BRANDS . . .

[MERCURY LOGO]                     [FORD LOGO]                   [LINCOLN LOGO]

               [JAGUAR LOGO]                      [ASTON MARTIN LOGO]

                                  [MAZDA LOGO]

SLIDE 4 OF 13

                                 AND FOUR GREAT
                           AUTOMOTIVE-RELATED BRANDS


   [VISTEON LOGO]                                         [FORD CREDIT LOGO]

 [QUALITYCARE LOGO]                                         [HERTZ LOGO]

SLIDE 5 OF 13

                        [FORD LOGO] 21ST CENTURY VISION

                     "WORLD'S LEADING CONSUMER COMPANY FOR
                        AUTOMOTIVE PRODUCTS & SERVICES"

                       SOURCES OF COMPETITIVE ADVANTAGE:

-    STRONG GLOBAL BRANDS

-    SUPERIOR CUSTOMER SATISFACTION & LOYALTY

-    BEST TOTAL VALUE TO CONSUMERS

-    NIMBLE ORGANIZATION WITH LEADERS AT ALL LEVELS

-    RESPONSIBLE IN CORPORATE CITIZENSHIP

SLIDE 6 OF 13

                        WHY IS VOLVO IMPORTANT TO FORD?

-    PREMIUM BRAND WITH UNIQUE APPEAL

-    INCREMENTAL GROWTH OPPORTUNITY

-    ECONOMIES OF SCALE

-    GIVES FORD LEADING PORTFOLIO OF LUXURY BRANDS


             VOLVO IS A UNIQUE, PREMIUM BRAND THAT PROVIDES FORD AN
            OPPORTUNITY FOR PROFITABLE GROWTH & ECONOMIES OF SCALE,
                         & STRENGTHENS FORD'S PORTFOLIO

SLIDE 7 OF 13

                              FORD PLANS FOR VOLVO

-    NURTURE VOLVO'S STRONG BRAND

-    VALUE VOLVO'S SWEDISH HERITAGE, MANAGEMENT & EMPLOYEES

-    CONTINUE STRONG R & D FUNCTION IN SWEDEN

-    EXTEND PRODUCT RANGE & GROW VOLUME

-    LEVERAGE FORD ECONOMIES OF SCALE & DISTRIBUTION SYSTEM

SLIDE 8 OF 13

                     FORD & VOLVO COMBINED AUTOMOTIVE DATA

                                                            FORD
                         VOLVO CAR           FORD        WITH VOLVO
                         ---------           ----        ----------
FINANCIAL RESULTS          (1997)           (1998)
-----------------

REVENUE (BILS.)             $13             $144           $ 157
NET INCOME (BILS.)         $0.4             $5.9            $6.3
RETURN ON SALES             3.2%             4.0%            3.9%

OPERATING FACTORS
-----------------
EMPLOYEES (000)              28              364             392
UNIT VOLUME (000)           386            6,823           7,209
WW MARKET SHARE             0.7%            13.0%           13.7%

SLIDE 9 OF 13

                          VOLVO SALES COMPLEMENT FORD

                                     VOLVO
                                  [PIE CHART]


                    NORTH
                    AMERICA        ROW       EUROPE
400,000 UNITS         25%          15%        60%

                                      FORD
                                  [PIE CHART]


                    NORTH
                    AMERICA        ROW       EUROPE
6,800,000 UNITS       64%           9%        27%

SLIDE 10 OF 13

                  VOLVO BRAND FITS WELL UNDER FORD'S UMBRELLA
                    & GIVES FORD A LEADING LUXURY PORTFOLIO

                               FORD MOTOR COMPANY
                             INGENIOUS . . . CARING

SERVICES VEHICLES

[MERCURY LOGO]

INNOVATIVE
INDIVIDUALISTIC
EXPRESSIVE

[MAZDA LOGO]

STYLISH
SPIRITED
INSIGHTFUL

[FORD LOGO]

GENUINE
PROGRESSIVE
SMART

[LINCOLN LOGO]

AMERICAN
LUXURY

[VOLVO LOGO]
THOUGHTFUL
SUBSTANTIAL
UNDERSTATED

[JAGUAR LOGO]

ELEGANT
SENSUOUS
ORIGINAL W/
REFINED
POWER

[ASTON MARTIN LOGO]

THE MOST
EXCLUSIVE
CLUB

[FORD CREDIT LOGO]

SERVICE
VALUE
TRUST

[RED CARPET LEASE LOGO]

LOYALTY;
FLEXIBILITY

[QUALITYCARE LOGO]

RELIABLE;
CONVENIENT
SERVICE

[HERTZ LOGO]

SUPERIOR GLOBAL SERVICE
SPEED & CONVENIENCE
COMPETITIVE PRICES

SLIDE 11 OF 13

                       VOLVO BUYERS ARE CLEARLY DIFFERENT
                             FROM JAGUAR & LINCOLN

                                  FEMALE BUYERS

                                  [BAR GRAPH]

VOLVO    JAGUAR    LINCOLN
 51%      31%       26%


                            AGE GROUP CONCENTRATION

                                  [BAR GRAPH]

               VOLVO     JAGUAR      LINCOLN
21-33 YRS.     14%         3%           1%
34-53 YRS.     56%        38%          16%
54 & UP YRS.   30%        59%          83%




SOURCE:  1998 NEW VEHICLE CUSTOMER SURVEY - U.S. CAR DATA

SLIDE 12 OF 13

                          GROWING OUR LUXURY PORTFOLIO

                                  [BAR GRAPH]

1998           250,000
2000           750,000
POTENTIAL    1 MILLION

SLIDE 13 OF 13

                                    SUMMARY

-    FORD IS A STRONG & WELL RESPECTED GLOBAL COMPANY

-    VOLVO FITS WELL IN THE FORD FAMILY & GIVES FORD A LEADING LUXURY PORTFOLIO

-    FORD PLANS TO GROW VOLVO WHILE ENHANCING ITS PREMIUM BRAND POSITION

-    FORD VALUES VOLVO'S RICH HERITAGE, MANAGEMENT & PEOPLE

               VOLVO ACQUISITION PROVIDES EXCELLENT FIT WITH FORD
                        & OPPORTUNITY FOR GROWTH, WHILE
               MAINTAINING VOLVO'S PREMIUM BRAND & RICH HERITAGE